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                                                                    EXHIBIT 10.8

                               TECHNOLOGY LICENSE
                                      AND
                             DISTRIBUTION AGREEMENT

      This Technology License and Distribution Agreement (the "Agreement") is entered into this ___ day of December, 1995 (the "Effective Date") between Sun Microsystems, Inc., acting by and through its Java Products Group ("SUN") with its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and Symantec Corporation, a Delaware corporation with its principal place of business at 10201 Torre Avenue, Cupertino, California 95014-2132 ("Licensee").

                                    RECITALS

      WHEREAS SUN wishes to license its JAVA(TM) programming language and related technology, while maintaining compatibility among JAVA language based products; and

WHEREAS SUN wishes to protect and promote certain trademarks used in connection with JAVA technology; and

WHEREAS Licensee wishes to develop and distribute products based upon SUN's JAVA technology;

NOW THEREFORE, SUN and Licensee enter into this Technology Licensing and Distribution Agreement on the following terms.


1.0   DEFINITIONS

      1.1 "Applet Application Programming Interface or AAPI" means the public application programming interface to the Technology, including all public class libraries and interfaces.

      1.2 "Applet" means a Java application which (i) runs on the AAPI and (ii) consists of Java byte codes executable by the Java Runtime interpreter (but does not include or incorporate the Java Runtime interpreter or Applet Classes).

      1.3 "Applet Classes" means the Java classes listed in Exhibit A.

      1.4 "Documentation" means users' manuals and programmers' and system guides which SUN provides for use with the Technology and which are more particularly identified in Exhibit A.

      1.5 "Derivative Work(s)" means: (i) for material subject to copyright or mask work right protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the Technology, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law. Derivative Works specifically excludes Product(s), Value Added Open Packages, and Licensee-implemented modifications to the Platform-Dependent Part of the Java Runtime Interpreter.

      1.6 "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (i) patents, patent applications and patent rights; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential

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information; (iv) any right analogous to those set forth in this Section 1.6 and any other proprietary rights relating to intangible property (other than trademark, trade dress, or service mark rights); and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

     1.7 "Java Compiler" means the Java programs more particularly identified as "Technology: Compiler" in Exhibit A.

     1.8 "Java Runtime Interpreter" means the program which implements the Java Virtual Machine, as specified in the Java Virtual Machine Specification. The Java Runtime Interpreter consists of the Shared Part and the
Platform-Dependent Part.

     1.9 "Platform Dependent Part" means those source code files of the Technology which are not in a "share" directory or subdirectory thereof as provided by SUN and which must be compiled with the Shared Part to produce the Java Runtime Interpreter.

     1.10 "Product(s)" means Licensee's current and future services and/or product(s) which implement, integrate and/or embody in whole or in part, the Technology and/or Licensee-developed Derivative Works thereof, for the platforms specified in Exhibit C or any additional platforms developed by Licensee or supplied by third parties. A current list of Product(s) is specified in Exhibit B which may be amended by Licensee to add Product(s) from time to time. "Product" must represent a significant functional and value enhancement to the Technology such that the primary reason for a customer to license such Product is other than the right to receive a license to the Technology. "Product" must operate in conjunction with the Technology and shall not include or be marketed as a technology which replaces or substitutes for the Technology.

     1.11 "Shared Part" means those source code files of the Technology which are in any "share" directory or subdirectory thereof as provided by SUN which must be compiled with the Platform Dependent Part to produce the Java Runtime Interpreter.

     1.12 "Source Code" means the human readable version, in whole or in part, of the Technology supplied to Licensee and any corresponding comments and annotations.

     1.13 "Technology" means the Java Runtime Interpreter, the Java Compiler and the Applet Classes developed by SUN, as more particularly identified in Exhibit A, and Upgrades thereto.

     1.14 "Trademarks" means ad names, logos, designs, characters, and other designations or brands used by SUN in connection with the Technology.

     1.15 "Upgrades" means any bug fixes, modifications, variations, enhancements, or dot releases of the Technology for the platform(s) specified in Exhibit C, which SUN generally licenses as part of the Technology. The term "Upgrades" does not include parts of the Technology to additional platform(s).

     1.16 "Value Added Open Packages" means additional Java classes developed by Licensee which represent extensions to the AAPI, and which are made available to third parties in either source or binary form to use in the development of additional software which outputs Java bytecodes and/or runs in the context of a Java compatible Runtime Interpreter environment.

2.0  LICENSE GRANTS

     2.1  Source Code License

          a. Subject to the terms and conditions contained in this Agreement, SUN hereby grants to Licensee, and Licensee hereby accepts, under the Intellectual Property Rights of SUN, a perpetual, worldwide, non-exclusive, non-transferable license, without the right to sublicense (except as specified in Section 2.1b(iii), to access, use, modify, reproduce and view the Technology in Source Code form, solely for the purpose(s) of porting, developing, compiling to binary form and supporting Product(s), Value Added Open Packages, and Licensee-implemented modifications to the Platform Dependent Part. Licensee shall have no right to modify the interface or the functional behavior of the Java Runtime Interpreter or the Applet Classes and explicitly shall not have the right to modify or create a subset of the AAPI.


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     Licensee may use the Source Code of the Shared Part of the Java Runtime
     Interpreter to develop Product(s), Value Added Open Packages, and Licensee-implemented modifications to the Platform Dependent Part, but if it uses such Source Code, it must use all of it without modification.

     Except as specified in Section 2.1b(iii) and 2.1(d), Licensee shall have no right to distribute the Source Code of the Technology or of Derivative Works, whether alone or as incorporated with Product(s), Value Added Open Packages, Licensee-implemented modifications to the Platform Dependent Part or Upgrades.

     b.   Porting.

          (i) Licensee may port the Platform Dependent Part to platforms other than those specified in Exhibit C.

          (ii) SUN will work with Licensee to identify any changes which are necessary to the Shared Part of the Java Runtime Interpreter to allow porting it to other platforms, and SUN will use reasonable efforts to make changes necessary to the code for the Shared Part.

          (iii) Licensee may sublicense and deliver a copy of the Source Code of the Technology to third parties only in association with the delivery and sublicensing of Licensee Products, and solely for the purposes of enabling such third party to port or localize Products for Licensee. Any such sublicense shall be made subject to terms and conditions relating to ownership, use, compatibility, and confidentiality of the Technology substantially similar to those contained herein.

     c. Bug Fixes. Licensee will inform Sun promptly, and no later than it informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make such bug fixes promptly available to Sun free of all restrictions as they are implemented.

     d. In the event that SUN distributes a development environment for commercial use, certain libraries of which are made available in Source Code form, free of charge to licensees by way of an electronically executable license via the Internet, Licensee may distribute such unmodified Source Code integrated into commercial quality Product(s), but only in a manner consistent with SUN's then-current business practices and subject to SUN's then-current licensing terms.

2.2  Binary Code License

     a. SUN hereby grants and Licensee hereby accepts a non-exclusive, worldwide, fully paid up license to use an unlimited number of copies of the Technology in binary form, for Licensee's internal use during the term of this Agreement.

     b. Worldwide Distribution. Licensee may distribute the Product(s), Value Added Open Packages, Licensee-implemented modifications to the Platform Dependent Part, Upgrades and associated Documentation provided to Licensee by SUN in binary form worldwide and may use such distribution channels as Licensee deems appropriate, including distributions, resellers, dealers and sales representatives (collectively, "Distributors"), provided, however, that such Distributors shall not modify the Technology or any portions thereof, and shall be obligated to abide by the relevant terms in this Agreement governing use, distribution, compatibility, and confidentiality.

2.3  Documentation

     a. SUN hereby grants to Licensee, and Licensee hereby accepts, under SUN's Intellectual Property Rights, a non-exclusive, non-transferable license (i) to use and distribute the unmodified Documentation, (ii) to use and modify the Documentation to create technically accurate unaltered subsets of the documentation which shall include all the relevant SUN


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     copyrights, notices and marks, (iii) to translate the Documentation into other languages, and (iv) to distribute such translated or modified Documentation in connection with distribution of the Product(s). Licensee may also use a pointer to the SUN Documentation on the Internet in connection with distribution of the Product(s).

2.4 Compatibility

     a.   Java Compatibility

     (i) Initially, the AAPI shall be that which is reflected in the Technology as identified in Exhibit A, by the bytecode specification in the Documentation entitled "Java Virtual Machine Specification" and by the Java language specification in the Documentation entitled "Java Language Specification." Subsequently, the AAPI may be modified by SUN and SUN will give Licensee written notice thereof.

     (ii) From time to time, SUN will make publicly available test suites at no cost for validating that the portion of Licensee's Product which interprets Java bytecodes complies with the then-current Specification of the AAPI as defined by SUN as of the date of that test suite ("Java Test Suite"). SUN shall not publish more than four (4) versions of such Java Test Suites in any one (1) calendar year, without the consent of Licensee, which consent shall not be unreasonably delayed or denied. SUN shall use reasonable efforts to review any changes to such Java Test Suites as much in advance as possible with Licensee, but failure of SUN to do so shall not constitute a breach of this Agreement and shall not invalidate any such Java Test Suite published by SUN. Changes to Java Test Suites to correct errors shall not be counted against the limitation to four (4).

     (iii) Each revision of a Product released by Licensee must pass the Java Test Suite that was current one hundred twenty (120) days before First Customer Shipment of such Product. Licensee shall not release or distribute to any third party the portion of Licensee's Product that interprets Java bytecodes, which does not successfully pass such Java Test Suite.

     (iv) If Licensee provides SUN with written notice of the existence of a bug in a current Java Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Test Suite.

     (v) Branding and Trademarks. Licensee shall use a logo specified by SUN that indicates compatibility with the Java Test Suites (the "Java Compatibility Logo") in a trademark manner on all Licensee Product(s) distributed hereunder. The terms and conditions governing the parties' agreement as to trademarks, logos, and branding shall be governed by the Trademark License entered into herewith, attached as Exhibit F hereto, and incorporated by reference herein.

     b.   Compiler Compatibility

     (i) Any Product(s) that performs a compiling function must continue to compile the complete Java Language as described in the Java Language Specification, and be able to generate fully-interpretable machine-independent bytecodes for the Java Virtual Machine.

     (ii) From time to time, SUN will make publicly available test suites at no cost for validating that the portion of Licensee's Product which compiles the Java Language complies with the then-current Java Language specification and bytecode specification as defined by SUN as of the date of that test suite ("Java Language Test Suite"). Without the consent of Licensee, which consent shall not be unreasonably delayed or denied, SUN shall not supply more than four (4) versions of such Java Language Test Suites in any one (1) calendar year. SUN shall use reasonable efforts to review any changes to such Java Language Test Suites as much in advance as possible with Licensee, but failure of SUN to do so shall not constitute a breach of

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      this Agreement and shall not invalidate any such Java Language Test Suite supplied by SUN. Changes to Java Language Test Suites to correct errors shall not be counted against the limitation to four (4).

      c. Upgrades. Licensee shall promptly announce and ship Product(s) based on Upgrades to the Technology as delivered by SUN during the term of this Agreement. Licensee shall correct any incompatibility with the AAPI, as determined by the applicable Java or Java Language Test Suite, which arises from integrating such Upgrade, whether such incompatibility is detected before or after FCS of the affected Product(s). If Licensee discovers that a new Product or a new version of a Product is incompatible before the Product enters beta stage, Licensee shall not ship such incompatible Product(s) without first correcting the incompatibility.

      2.5.  Value Added Open Packages

      (i) Licensee shall deliver to SUN free of all restrictions the specification for the application programming interface for Value Added Open Package as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party. Included in such specification shall be an appropriate test suite sufficiently detailed to allow SUN and third parties to produce implementations compatible with the specification. Licensee shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by SUN and failure to do so within sixty (60) days after such request shall constitute breach of this Agreement.

      (ii) Licensee shall notify SUN as soon as it has made any general disclosure (i.e., not subject to confidentiality obligations) of such specification, or first releases a Product implementing such specification, after which SUN shall have no obligation of confidentiality whatsoever with respect to such specification. Licensee agrees that it will take no steps whatsoever to prevent SUN or any third party from creating implementations based on such specification, provided that such implementations do not violate Licensee's patents, copyrights (except that Licensee agrees that it will not enforce copyright or patent claims that relate to interface or compatibility) or trade secrets in the implementation of the Value Added Open Packages.

      (iii) Licensee shall confine the names of all Value Added Open Packages to names beginning with "COM.Licensee" or such other convention as SUN may reasonably require and shall not modify or extend the public class or interface declarations whose names begin with "java", "COM.sun" or their equivalents in any subsequent naming convention. Licensee will make reasonable commercial efforts to ensure that other commercial software packages which it redistributes conform to this convention.

      (iv) Licensee hereby grants and SUN hereby accepts a non-exclusive, worldwide, fully-paid-up license to use an unlimited number of copies of the Value Added Open Packages, in binary form, for SUN's internal use, such use including but not limited to demonstration rights. Licensee agrees to reasonably negotiate in good faith with SUN the terms of a commercial license for the source code of the Value Added Open Packages. The parties agree that the fees and other terms and conditions of this Agreement are a reasonable standard against which to judge such a license on a proportionate basis comparing the scope and complexity of the portion of the Value Added Open Package being licensed to the scope and complexity of the Technology.

2.6   Ownership

      a. Ownership by SUN. SUN retains all right, title and interest in the Technology, including Derivative Works, Documentation, Upgrades, bug fixes, and Trademarks, and associated Intellectual Property Rights, but excluding Product(s), Value Added Open Packages and Licensee-implemented modifications to the Platform-Dependent Part of the Java Runtime Interpreter, subject to SUN's underlying rights in the Technology and associated Intellectual Property Rights. Licensee agrees to execute (in recordable form where appropriate) any instruments and/or documents as SUN may reasonably request to verify and maintain SUN's


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     ownership rights, or to transfer any part of the same which may vest in
     Licensee for any reason. Licensee further agrees to promptly deliver to SUN any Derivative Works of the Technology created by Licensee pursuant to and during the term of this Agreement. SUN shall have no obligations of confidentiality to Licensee for such Derivative Works, nor shall SUN be obligated to incorporate any such Derivative Works into the Technology.

     b. Ownership by Licensee. Licensee retains all right, title and interest in the Product(s), Value Added Open Packages, and Licensee-implemented modifications to the Platform-Dependent Part of the Java Runtime Interpreter, created by Licensee pursuant to and during the term of this Agreement, subject to SUN's underlying rights in the Technology and associated Intellectual Property Rights identified in Section 2.6a. In the event that the parties desire to undertake joint development activities, the parties agree to negotiate and enter into a separate joint development agreement for such activities.

     2.7 Protection of SUN's Rights. Licensee shall use, modify and practice the Technology and manufacture, market, distribute and sell Product(s), Value Added Open Packages, and Licensee-implemented modifications to the Platform-Dependent Part of the Java Runtime Interpreter only in a manner consistent with the terms of this Agreement, and only in a manner reasonably designed not to jeopardize or prejudice SUN's Intellectual Property Rights, including trademarks, trade dress and service marks, and other proprietary rights.

     2.8 No Right To Sublicense or Transfer. Except as specifically provided in Section 2.1b(iii) above, Licensee shall have no right to sublicense or transfer any of the rights or licenses granted in this Agreement.

     2.9 No Other Grant. Each party agrees that this Agreement does not grant any right or license, under any Intellectual Property Rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

     2.10 Contractors. Licensee may retain third parties to furnish services to it in connection with its development and manufacture of Product(s); provided, however, that all such third parties who perform work in furtherance of such activities shall execute appropriate documents: (i) acknowledging their work-made-for-hire status, (ii) affecting assignments of all Intellectual Property Rights with respect to such work to Licensee or SUN, as appropriate, and (iii) undertaking obligations of confidentiality respecting such work. SUN may, upon its request, review any such form documents and agreements proposed for use by Licensee prior to any such use of contractors for development or manufacture of the Product(s).

     2.11 Value Added Requirement. Licensee will distribute the Technology only as part of a Product and not on a stand-alone basis.

     2.12 Pre-Release. Licensee may release Product(s) based on the pre-FCS Technology licensed by SUN hereunder only for beta testing purposes, except that Licensee is hereby authorized to release a beta version of the Technology integrated into Licensee's C++ 7.2 for Windows 95/NT as a patch on the Internet (the "Patch"), provided, that such Patch: (i) shall be beta quality software,
(ii) shall meet all the compatibility requirements specified in this Agreement and (iii) will not require payment of a royalty to SUN until December 31, 1996. Thereafter, any subsequent release(s) of Product(s) incorporating the Patch will be deemed Product(s) hereunder and subject to payment of royalties as specified in Exhibit B.

3.0  SUPPORT AND UPGRADES

     3.1 During the Support Period (as defined below), SUN shall provide to Licensee under the terms and conditions of this Agreement, Upgrades for the platforms specified in Exhibit C when and if any such Upgrades are made available by SUN to any commercial licensee similarly situated.

     3.2 SUN shall assign the equivalent of one (1) half-time engineer to be available via phone, electronic mail and/or scheduled appointment during regular business hours to support Licensee,



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from the Effective Date through the fifth (5th) anniversary of Licensee's receipt of the "First Customer Shipment" version of any of the platforms identified in Exhibit C (the "SUN FCS Date") (the "Support Period"). The selection of the support engineer shall be at Sun's sole discretion. Licensee may designate a maximum of three (3) contacts to interface with the SUN support engineer.

     3.3 Upon the request of Licensee, SUN agrees to reasonably negotiate in good faith for additional support through a separate support agreement.

4.0  PAYMENT

     4.1 Royalties. In consideration of the rights granted Licensee in this Agreement, Licensee shall pay to SUN the royalties set forth in Exhibit C. Payment of royalties shall be made quarterly, shall be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement certifying the number of Products sold and showing the calculation of royalties due.

     4.2 Support and Upgrade Fees. During the Support Period, Support and Upgrades shall be provided to Licensee at no charge.

     4.3 Taxes. All payments required by this Agreement shall be made in United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income).

     4.4 Records. Licensee shall maintain account books and records consistent with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

     4.5 Audit Rights. SUN shall have the right to audit such accounts upon reasonable prior notice. The right to audit may be exercised through an independent auditor or SUN's choice (the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to only the sufficiency of the accounts and the amount, if any, of any additional payment or other payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent (5%) threshold set forth in Section 4.6, in which case two consecutive quarters per year may be audited). Except as set forth in Section 4.6 below, SUN shall bear all costs and expenses associated with the exercise of its rights to audit.

     4.6 Payment Errors. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, Licensee shall reimburse SUN the amount of said underpayment and the reasonable charges of the Auditor in performing the audit that identified said underpayment, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation.

5.0  ADDITIONAL AGREEMENT OF PARTIES

     5.1 Notice of Breach or Infringement. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or SUN's Intellectual Property Rights therein.

     5.2 Notices. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of SUN or its suppliers contained on or in the Technology or Documentation. Each unit of Product(s) containing the Technology distributed by Licensee shall include in Licensee's documentation, or in other terms and conditions of sale, notices substantially similar to these contained on and in the Technology. Licensee or its Distributors shall require an end user license


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agreement for each unit of Product(s) shipped and Licensee shall provide SUN with a copy of such form agreement for review and approval. If Licensee or its Distributors use a package design or label for the Product(s), such package design or label shall include an acknowledgement of SUN as the source of the Technology and such other notices as specified in Exhibit F. In addition, Licensee shall comply with all reasonable requests by SUN to include SUN's copyright and/or other proprietary rights notices on the Product(s), documentation or related materials, including but not limited to the notices and acknowledgements as specified in Exhibit F.

     5.3 Applet Tags. Any Product that reads or writes hypertext markup language (HTML) or standard generalized markup language (SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit E when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

     5.4 End User Support. Licensee is not authorized to make any representation or warranty on behalf of SUN to its end users or third parties. Licensee shall provide technical and maintenance support service for its distributors and end user customers in accordance with Licensee's standard support practices. SUN shall not be responsible for providing any support to Licensee's distributors or customers for the Technology or the Product(s).

     5.5 Marketing. Licensee will cooperate with SUN on mutually agreeable marketing and promotional activities relating to the Technology. Licensee's initial press announcement concerning execution of this Agreement must be reviewed by SUN prior to its release.

     5.6 Use of Licensee's name. Licensee hereby authorizes SUN to use Licensee's name in advertising, marketing, collateral, customer tests and customer success stories prepared by or on behalf of SUN for the Technology, provided that Licensee will have the right to approve the use of its name, such approval not to be unreasonably withheld or delayed.

6.0  LIMITED WARRANTY AND DISCLAIMER

     6.1 Limited Warranty. SUN represents and warrants that the media on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. SUN's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 6.1, SUN licenses the Technology and Documentation to licensee on an "AS IS" basis.

     6.2 General Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR
NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

     6.3 Logo Disclaimer. SUN MAKES NO WARRANTIES OF ANY KIND RESPECTING THE COMPATIBILITY LOGO(s), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE COMPATIBILITY LOGO(s) IN ANY COUNTRY, AND DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW, INCLUDING WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY TRADEMARKS.

     6.4 Limitation. The warranties set forth in this Article 6.0 are expressly subject to Section 9.0 (Limitation of Liability).

7.0  CONFIDENTIAL INFORMATION

     7.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" means the Technology and that information which relates to (i) SUN hardware or software, (ii) Licensee hardware or software,
(iii) the customer lists, business plans and related information of either party, and (iv) any other technical or business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary"


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(or with words of similar import) at the time of disclosure. SUN has no obligation of confidentiality to Licensee with respect to Derivative Works and the specifications of the Value Added Open Packages.

     7.2 Preservation of Confidentiality. The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit D and incorporated herein by reference, modified as follows:

          (a) the definition of "Confidential Information" shall be as set forth in section 7.1 above notwithstanding any definition set forth in the CDA;

          (b) the use of Confidential Information shall be limited to the scope of the licenses provided in this Agreement; and

          (c) the obligations of confidentiality expressed in the CDA shall extend three (3) years beyond termination of this Agreement, except with respect to Sun Source Code which shall be held confidential in perpetuity.

8.0  LIMITED INDEMNITY

     8.1 The parties acknowledge that the Technology is in pre-release form and that SUN shall not be liable for any defects or deficiencies in the Technology or in any Product, process or design created by, with or in connection with the Technology whether or not such defects and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology. Upon FCS of the Technology by SUN, Sun will provide to Licensee a limited indemnity as described in Sections 8.2-8.5 below.

     8.2 SUN will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the FCS or subsequent version(s) of the Technology, (excluding pre-release versions) ("FCS Technology") is a direct infringement of a Berne Convention copyright, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) provides notice of the claim promptly to SUN; (ii) gives SUN sole control of the defense and settlement of the claim;
(iii) provides to SUN, at SUN's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without SUN's prior written consent.

     8.3 Should any FCS Technology or any portion thereof become, or in SUN's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 8.2, SUN shall, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use such FCS Technology; (ii) replace or modify the FCS Technology so that it becomes non-infringing; or (iii) accept the return of the Technology and grant Licensee a refund of the License Fee and royalties, as depreciated on a five year straight-line basis.

     8.4 SUN shall have no liability for any infringement or claim which results from: (i) use of other than a current unaltered version of the FCS Technology, if such version was made available to Licensee; (ii) use of the FCS Technology in combination with any non-Sun-provided equipment, software or data; or (iii) SUN's compliance with designs or specifications of Licensee.

     8.5 THIS ARTICLE STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY. SUN SHALL HAVE NO LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF LICENSEE OR ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY.

     8.6 Indemnity by Licensee. Licensee shall defend and indemnify SUN from any and all claims brought against SUN by third parties, and shall hold SUN harmless from all corresponding damages, liabilities, costs and expenses, (including reasonable attorneys' fees) incurred by SUN arising out of or in connection with Licensee's use, reproduction or distribution of the Technology or Product(s).

9.0  LIMITATION OF LIABILITY

     9.1 Limitation of Liability. Except for express undertakings to indemnify under this Agreement and/or breach of Sections 2.4, 2.5, 7.0 or 9.2:

a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to one million dollars ($1,000,000).

b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

     9.2 High Risk Activities. The Technology is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Technology or Product(s) could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). SUN specifically disclaims any express or implied warranty of fitness for High Risk Activities. Licensee will not knowingly use, distribute or resell the Technology or Products for High Risk Activities and will ensure that its customers and end-users of its Products are provided with a copy of the notice specified in the first sentence of this Section 9.2.

10.0 TERM AND TERMINATION

     10.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of five (5) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial five (5) year term, at Licensee's sole option, Licensee may extend the term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to SUN within thirty (30) days prior to the expiration of the preceding term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon any action for infringement of Intellectual Property Rights relating to the Technology by Licensee against SUN or any of SUN's licensees of the Technology.

     10.2 Effect of Expiration. Upon expiration of this Agreement, SUN shall retain use, under the terms of this Agreement, of the Intellectual Property Rights received hereunder, and Licensee shall be authorized to: (i) distribute Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with the Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Technology in Source Code form to support customers having copies of Product(s) distributed by Licensee prior to the expiration hereof. All other rights of Licensee shall terminate upon such expiration.

     10.3 Effect of Termination. In the event of termination of this Agreement by SUN in accordance with Section 10.1 above, Licensee shall promptly: (i) return to SUN all copies of the Technology and Derivative Works thereof in tangible or electronic form, Documentation, and Confidential Information (collectively "SUN Property") (excluding Value Added Open Packages and Licensee-implemented modifications to the Platform Dependent Part) in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the SUN Property in Licensee's possession or control, except as specifically permitted in writing by SUN; and (iii) provide SUN with a written statement certifying that

Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.

     10.4 No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

     10.5 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of SUN under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

     10.6 Survival. The parties' rights and obligations under Sections 2.0, 4.0, 5.2, 5.3, 6.0, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, excluding in the event of breach by Licensee, Licensee's rights under Section 2.0, which shall terminate.

     10.7 Irreparable Harm. The parties acknowledged that breach of Sections 2.0, 5.2, 5.3, 7.0, 9.2, or 11.6 may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may seek immediate injunctive relief in the event of a breach of the provisions of such Articles.

11.0  MISCELLANEOUS

      11.1 Notices. All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.

            SUN                                   Licensee
            Sun Microsystems, Inc.                Symantec Corporation
            100 Hamilton Avenue                   10201 Torre Avenue
            Palo Alto, California 94301           Cupertino, California 95014
            Attn: Associate General Counsel       Attn: General Counsel
            Java Products Business

      11.2 Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

      11.3 Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

      11.4 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

     11.5 Governing Law. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.

     11.6 Compliance with Laws. The Technology, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or Product(s) as may be required after delivery to Licensee.

     Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Article.

     11.7 Disclaimer of Agency. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of SUN. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

     11.8 Delivery. As soon as practicable after the Effective Date, SUN shall deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit A. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and SUN with respect to such items.

     11.9 Assignment and Change in Control. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that SUN may assign this Agreement to a majority-owned subsidiary.

     11.10 Construction. This Agreement has been negotiated by SUN and Licensee and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

     11.11 Force Majeure. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

     11.12

     The following are included herein by reference as integral parts of this
Agreement:

o   Exhibit A - Description of Technology and Documentation
o   Exhibit B - Identification of Licensee Product(s)
o   Exhibit C - Schedule of Royalties
o   Exhibit D - Confidential Disclosure Agreement
o   Exhibit E - Document Type Definition
o   Exhibit F - Trademark License

     11.13 Section References. Any reference contained herein to an article of this agreement shall be meant to refer to all subsections of the article.

     11.14 No Competitive Restrictions. The Parties agree that nothing in this Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar to the Technology, provided that Licensee does not do so in breach of Exhibit D to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SUN:                                     Licensee:

Sun Microsystems, Inc.


By:   /s/ ERIC SCHMIDT                   By:    /s/ DEREK WITTE
   ---------------------------               --------------------------

Name:     Eric Schmidt                   Name:      Derek Witte
      ------------------------                 ------------------------
         (Print or Type)                          (Print or Type)

Title:       CFO/VP                      Title:        VP
       -----------------------                  -----------------------

Date:       12/11/95                     Date:      12/11/95
       -----------------------                  -----------------------

                                   EXHIBIT A

                  DESCRIPTION OF TECHNOLOGY AND DOCUMENTATION

To the extent that SUN has not already delivered any of the following listed items to Licensee as of the Effective Date of the Agreement to which this Exhibit A is attached, SUN shall deliver each of the following items to Licensee under the terms of the Agreement.

I. TECHNOLOGY: JAVA APPLET ENVIRONMENT

The Java Applet Environment consists of the following source code:

A. All the java files from the following Java Applet Packages:

            java.lang               Language Classes
            java.io                 Stream I/O
            java.net                Networking Classes
            java.util               General utilities
            java.applet             Applet Classes
            java.awt                Abstract Window Toolkit
            java.awt.image          Image Handling Classes
            java.awt.peer           Implementation Classes for awt

B. The source code for the Java Runtime Interpreter, which implements the Java Virtual Machine, consisting of the Shared Part, identified as those files which are in any "share" directory or subdirectory thereof, and the Platform-Dependent Part, identified as other files which are compiled with the "share" files to produce the Runtime Interpreter program.

II. TECHNOLOGY: COMPILER

The compiler consists of the development tools necessary for the creation, modification, debugging, and analysis of Java Applets and Java classes. This includes the debugger, profiler, native method stub generator, Applet viewer and other software that is generally made available free of charge in binary form as part of the compiler technology. This includes but is not limited to the following source code:

            java.tools.asm          Assembler
            java.tools.debug        Debugging Classes
            java.tools.java         Parser helper Classes
            java.tools.javac        Compiler
            java.tools.javadoc      Documentation Generator
            java.tools.tree         Parse Tree Classes
            java.tools.tty          TTY Access to the Debugger

II. DOCUMENTATION:

Java Language Specification
Java API Documentation
Java Virtual Machine Specification
Java Programmer's Guide

                                   EXHIBIT B

                     IDENTIFICATION OF LICENSEE PRODUCT(S)

1. Language Products

            Symantec C++ environment for Windows and Macintosh with Java support Version of the SCALE database access software for the Java language

2. Vector Products

            Visual Rapid Application development tool for Windows and Macintosh for the Java language (Vector), and any subsequent or follow-on products or versions thereof regardless of the name of such product or version given by Licensee.

3. Browser Product

            CyberJack (Internet browser)

4. General and Other Product(s)

            Comsuite (suite of communications products)

                                   EXHIBIT C

                             SCHEDULE OF ROYALTIES

1) Royalties: Licensee shall pay to SUN the following royalties for the following categories of Product(s):

          until December 31, 1996, [*] for Language Products described in Exhibit B; after December 31, 1996, [*] of the Language Product(s) distributed by or for Licensee

          [*] of the Browser Product(s) distributed by or for Licensee

          [*] of the General Product(s), and other non-cited Product(s) distributed by or for Licensee

          [*] from the Vector Product(s) [*] thereafter. Licensee shall have the right to buyout the royalty obligation for the Vector Products by [*]. In the event that Licensee proposes to transfer substantially all of its rights in the Vector Product line to a third party, Licensee shall [*], less any royalties paid by Licensee at the time of such payment and such third party shall not be obligated to pay per copy royalties to SUN for distribution of the Vector Product(s).

2) Platforms: (check applicable platforms)
          SPARC/Solaris         _________________________
          Win32                 _________________________
          MacOS (68K, PowerPC)  _________________________

Where such versions are not complete as of the Effective Date, the fee covers the first commercial version shipped by SUN for that platform.


* Confidential treatment requested for redacted portion which has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                       CONFIDENTIAL DISCLOSURE AGREEMENT

                                (to be attached)

                                   EXHIBIT E

                            DOCUMENT TYPE DEFINITION

In order to ensure interoperability between all Java compliant browsers, SUN needs to define the exact notation of applets in HTML documents. The format of the APPLET tag is chosen to be implementation language independent and SGML compliant. SGML compliance is important if the APPLET tag is to be accepted as part of the HTML standard in the future.

Example:

     <applet codebase-"http://java.sun.com/people/avh/classes"
              code-"BounceItem.java" width-400 height-300>
     </applet>

The applet tag has the following attributes:

CODEBASE The base url of the applet. The applet's code is located relative to this URL. If this attribute is not specified, it defaults to the document's URL.

CODE The file in which the applet is located. This file is relative to base url of the applet, it cannot be absolute.

ALT       Alternate text which can be displayed by text only browsers.

NAME The symbolic name of the applet. This name can be used by applets in the same page to locate each other.

WIDTH Required attribute which specifies the initial width of the applet in pixels.

HEIGHT Required attribute which specifies the initial height of the applet in pixels.

ALIGN     The alignment of the applet, similar to the img tag.

VSPACE    The vertical space around the applet, similar to the img tag.

HSPACE    The horizontal space around the applet, similar to the img tag.

Note that the position of the applet in the page is determined by the width, height, align, vspace and hspace attributes just like the img tag.

Applets can access the above attributes using the getParameter0 method call defined in the Applet class. All attribute/parameter names are automatically folded to lower case. Applets that require parameters in addition to the predefined ones need to use the param tag. It is unfortunately not legal in SGML for a tag to have an arbitrary list of attributes. That is why additional applet parameters explicitly using the PARAM tag have to be named. For example:

     <applet code-"DateItem.class" code-"The Date" width-200 height-40>
     <param name-"speaker" value-"avti">
     <param name-"translator" value-"Dutch Time">
     </applet>

In addition to the ALT tag, Licensee can include additional text and markup before the applet end tag. Java compliant browsers will ignore this text, but browsers that do not understand the applet tag will display it instead of the applet. For example:

     <applet codebase-classes code-ImageLoop.class width-100 height-100>
     <param name-imgs value-"images/duke">

If Licensee were using a Java enabled browser, Licensee would see an animation instead of this static image. <p>
                              <img src="images/duke/T1.gif">
                              </applet>

Below is the formal SGML DTD for the APPLET and PARAM tags.

<!ELEMENT APPLET -- (PARAM*, (%text;)*)>
<!ATTLIST APPLET
     CODEBASE CDATA #IMPLIED        --code base--
     CODE CDATA #REQUIRED           --code file--
     ALT CDATA #IMPLIED             --alternative string--
     NAME CDATA #IMPLIED            --the applet name--
     HEIGHT NUMBER #REQUIRED
     ALIGN (left|right|top|texttop|middle|absmiddle|baseline|bottom|absbottom)
        baseline
     VSPACE NUMBER #IMPLIED
     HSPACE NUMBER #IMPLIED

>

<!ELEMENT PARAM - O EMPTY>
<!ATTLIST PARAM
     NAME NAME #REQUIRED            --The name of the parameter--
     VALUE CDATA #IMPLIED           --The value of the parameter--

>

                               TRADEMARK LICENSE

The following terms and conditions governing Java compatibility branding and trademarks generally ("License") are incorporated by reference into the Technology License and Distribution Agreement ("TLDA") between SUN and Licensee, attached hereto. Where this License is more specific than or inconsistent with the TLDA, the terms of this License shall govern. Otherwise, the TLDA shall apply. The parties agree that:

1.    DEFINITIONS

      1.1. "Branded Product" means all online software or tangible copies or units of any version of Licensee's Products being distributed in association with any Compatibility Logo.


      1.2. "Compatibility Logo" means the Java-compatible logo supplied by SUN to Licensee from time-to-time. The current version of the logo is depicted at the end of this License.

      1.3. "Licensee's Products" means only the products described in Exhibit B of the TLDA.

2.    GRANT OF LICENSE

SUN grants to Licensee a non-exclusive, non-transferable, personal, paid-up, royalty-free license, within the Territory in Section 3, to use the Compatibility Logo ("License") as provided herein with respect to each of Licensee's Products that fully meet the certification requirements of Section
4. Licensee is granted no other right, title, or license to the Compatibility Logo or any other SUN trademark, and is specifically granted no right or license to sublicense the Compatibility Logo or any other SUN trademarks. This License shall apply and pass through to Licensee's distributors who distribute Licensee's Products as transferred by Licensee (i.e., without any modifications to the Product, product packaging, documentation or other materials) ("Distributors"). Licensee shall provide notice of this License to and enforce its terms with Distributors. SUN shall be entitled to enforce the terms of this License directly against any Distributor in the event Licensee fails to do so. All subsequent references herein to "Licensee" shall include and apply to "Distributors".

3.    TERRITORY

Licensee shall not use any Compatibility Logo on or in Licensee's Products distributed via tangible media (e.g., CD or diskettes) or on any other tangible materials (e.g., user documentation) in countries other than those listed below ("Territory"), unless SUN expressly agrees in writing beforehand to extend the Territory (which Sun may refuse to do in its sole discretion). This territorial restriction shall not apply to on-line distribution of Licensee's Products over the Internet. Licensee shall pay all costs, including fees for legal services, registrations, recordals, and foreign language translations associated with any extension of the Territory requested by Licensee. SUN may eliminate any country from the Territory if it determines in its sole judgment that use or continued use of the Compatibility Logo in such country may subject SUN or any third party to legal liability, or may jeopardize the Compatibility Logo or any SUN trademark in that or any other country. In such event, Licensee shall promptly cease all use of the Compatibility Logo in such countries upon written notice from SUN.

Australia
Austria
Belgium
Benin
Netherlands
Luxembourg
Brazil
Burkino Faso
Cameroon
Canada

Central African Republic
Chad
Chile
China (P.R.C.)
Columbia
Congo
Czech Republic
Denmark
Egypt
France
Gabon
Germany
Greece
Guinea
Hong Kong
Hungary
India
Indonesia
Israel
Italy
Ivory Coast
Japan
Mali
Malaysia
Mauritania
Mexico
New Zealand
Niger
Norway
Philippines
Portugal
Russia
Senegal
Singapore
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Togo
Turkey
Ukraine
UAE
U.K.
United States
Venezuela

4.   CERTIFICATION

License applies only to versions of Licensee's Products that have successfully passed the Java Test Suites made available by SUN to Licensee pursuant to the TLDA, and which otherwise fully comply with all other compatibility and certification requirements of the TLDA. Upon thirty (30) days written notice by SUN no more than two (2) times per calendar year, Licensee shall permit SUN to inspect and test any Branded Products at a mutually-agreeable location to ensure that they meet the compatibility requirements of the TLDA. Upon request by SUN, Licensee shall promptly make any modifications to any version of a Branded Product necessary for it to meet such compatibility requirements.

5.   LOGO AND TRADEMARK USAGE

Licensee shall use the Compatibility Logo only as specified in any guidelines or policies made by SUN concerning the appearance, placement or use of the Compatibility Logo ("Logo Guidelines"). Licensee shall: (i) use only approved logo artwork provided by Sun, (ii) for tangible media, display the Compatibility Logo on external product packaging, documentation, and media (disk, CD-ROM, tape, etc.); (iii) for online versions of Licensee's Product, display the Compatibility Logo on web pages featuring information about the Product in GIF images that point to the current Sun Java page (http://java.sun.com) via hypertext link; (iv) for both tangible-media and online versions, display the Compatibility Logo on "splashscreens" appearing upon launch of Licensee's Product, if any, and in general product information screens (e.g., "About", "Help", "Info"); (v) display the Compatibility Logo on tangible marketing collateral featuring Licensee's Products, including advertisements and datasheets; and (vi) not display Compatibility Logo more prominently or larger than Licensee's company name/logo and product name/logo, wherever displayed.

Licensee shall comply with the current versions of the Sun Trademark & Logo Policies and the Java/HotJava Trademark Guidelines [http://java.sun.com/tm_guidelines.html], including but not limited to using the Java mark as an adjective followed by generic descriptions, marking the Java mark with a (TM) symbol, and attributing the Java mark as a trademark of Sun Microsystems, Inc. in a legend on packaging, splashcreens, web page, and other collateral and materials. Licensee may not include any Sun trademark (e.g., Sun, Java, HotJava, Solaris, etc.) in Licensee's company, business or subsidiary names, or in the name of any of Licensee's products, services, technologies, or web pages. Licensee shall promptly modify any usage and any material that does not conform to the Logo Guidelines, the Sun Trademark & Logo Policies, or the Java/HotJava Trademark Guidelines upon notice from Sun specifying the non-conformance. Licensee shall notify its distributors and customers of any such non-conformance as to materials or products already distributed, as may be reasonably requested by Sun.

6.   PROTECTION OF TRADEMARKS AND LOGOS

Sun is the sole owner of the Compatibility Logos (including the marks depicted therein) and all goodwill associated therewith. Licensee's use of the Compatibility Logos inures solely to the benefit of Sun. Licensee shall not do anything that might harm the reputation or goodwill of the Compatibility Logo. Licensee shall not challenge Sun's rights in or attempt to register the Compatibility Logo, or any other name or mark owned by Sun or substantially similar thereto. Licensee shall take no action inconsistent with Sun's rights in the Compatibility Logo. If at any time Licensee acquires any rights in, or registrations or applications for, the Compatibility Logo by operation of law or otherwise, it will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill. Licensee shall assist Sun to the extent reasonably necessary to protect and maintain the Compatibility Logo worldwide, including but not limited to giving prompt notice to Sun of any known or potential infringement of the Compatibility Logo, and cooperating with Sun in the preparation and execution of any documents necessary to record this License as may be required by the laws or rules of any country. Sun may at its option commence, prosecute or defend any action or claim concerning the Compatibility Logo in the name.

                                AMENDMENT NO. 1
                                     TO THE
                 TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT
            BETWEEN SUN MICROSYSTEMS, INC. AND SYMANTEC CORPORATION

     This Amendment Number One (the "Amendment No. 1") to the Technology License and Distribution Agreement dated December 11, 1995 (the "Agreement") by and between Sun Microsystems, Inc. and Symantec Corporation ("Licensee"), is entered into this _____ day of _________, 1999 (the "Effective Date") by and between the same parties.

                                    RECITALS

WHEREAS Sun and Licensee entered into an Agreement for the purpose of licensing the Java(TM) Applet Environment and the Java(TM) Compiler; and

WHEREAS Licensee desires to develop and distribute products based upon Sun's Java(TM) Servlet Development Kit (JSDK), Version 2.0 technology,

NOW THEREFORE, in consideration for the mutual covenants contained herein, the parties further agree as follows:

1.0  DEFINITIONS

The existing Section 1.13 of the Agreement is deleted and replaced with the following revised Section 1.13:

     1.13 "Technology" means each specific Java(TM) technology (excluding Tools) licensed by Sun under the Agreement and described in Exhibit A, in addition to that technology more fully described in the Exhibit G attached to this Amendment No. 1.

The following new definitions are added to the Agreement:

     1.17 "Java(TM) Servlet Development Kit, Version 2.0" means version 2.0 only of the Java(TM) Servlet Development Kit (hereafter "JSDK") described in specifications from Sun, as may be revised by Sun during the Term as described in Exhibit G.

     1.18 "Java(TM) Test Suites" means the applicable test suites associated with each Technology, as may be revised by Sun during the Term.

2.0  LICENSE GRANTS

Section 2.0 - LICENSE GRANTS of the Agreement is amended by the addition of the following subsections:

     2.1e. Sublicensing of JSDK Source Code.

     Licensee may sublicense, solely for the Field(s) of Use identified in Exhibit G, and deliver a copy of the Source Code and any Documentation bundled with Products for JSDK only (i) to third parties only in association with the sublicensing of Licensee Products in source code form, and (ii) solely for the purpose of enabling such third party to provide support and Bug Fixes for Products. Such arrangements must be under a written agreement consistent with the terms contained herein and any such third party shall be granted no rights to modify, distribute or sublicense the JSDK Source Code. Licensee shall provide Sun notice of any such third party licensee.

      2.13  Compatibility Requirements.

            (i) Unless otherwise specified in an Exhibit, from time to time during the term of the Agreement, Sun will make available to Licensee at no cost, Java Test Suites for validating that the portion of Licensee's Product which interprets Java bytecodes is compatible with the then-current version of the applicable Technology and Standard Extensions.

            (ii) Products must fully comply with the Documentation specified in the Exhibit for the corresponding Technology and each release of a Product by Licensee must pass the most current applicable Java Test Suite that was available from Sun one hundred twenty (120) days before FCS of such version of the Product. In the event that Licensee elects to use a version of the Technology and/or Standard Extension(s) that is newer than that which is required under this Section 2.13, then Licensee agrees to pass the Java Test Suite that corresponds to such newer version.

            (iii) If Licensee provides Sun with written notice of the existence of a bug in a current Java Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Test Suite.

            (iv) Upon request by Sun, Licensee shall promptly make any modifications to any Product necessary for it to meet the compatibility requirements set out in this Section 2.13.

3.0   MISCELLANEOUS

The existing Section 11.0 of the Agreement is modified to include a revised
Section 11.1 to change the Sun address as follows:

Sun
Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, California 94303
Attn: V.P. Sales, Software and Technology
cc: General Counsel, Software and Technology

EXHIBITS.

The attached new Exhibit G is added to the Agreement to add the JSDK, version
2.0.

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Sun Microsystems, Inc.:                   Licensee:                    APPROVED
                                                                        [INIT]
                                                                      ----------
                                                                      LEGAL DEPT

By: /s/ MALA S. CHANDRA                   By: /s/ [Signature Illegible]
   -----------------------------             ----------------------------------
Name: MALA S. CHANDRA                     Name: [Illegible]
     ---------------------------               --------------------------------
           (Print or Type)                            (Print or Type)

Title: Director, Enterprise Java          Title: Director, Business Development
      --------------------------                -------------------------------
Date: 3/9/99                              Date: March 9, 99
     ---------------------------               --------------------------------

                                   EXHIBIT G

              JAVA(TM) SERVLET DEVELOPMENT KIT, VERSION 2.0, JSDK

L DESCRIPTION OF TECHNOLOGY AND DOCUMENTATION:

A. Technology: Java(TM) Servlet Development Kit (JSDK), version 2.0

The Java(TM) Servlet Development Kit (JSDK), version 2.0, can be used to develop and test server extensions based on the servlet API. Included is a stand-alone server (called Servletrunner) that can be used to test servlets before running them in a servlet-enabled web server.

The JSDK serves as the reference Implementation for the Java Servlet API 2.0. This release will run on top of JDK 1.1.x as well as JDK 1.2

Package javax.servlet (redistributable as source / not modifiable)

      GenericServlet.java
      Servlet.java
      ServletConfig.java
      ServletContext.java
      ServletException.java
      ServletinputStream.java
      ServletOutputStream.java
      ServletRequest.java
      ServletResponse.java
      SingleThreadModel.java
      UnavailableException.java

Package javax.servlet.http (redistributable as source / not modifiable)

      Cookie.java
      HttpServlet.java
      HttpServletRequest.java
      HttpServletResponse.java
      HttpSession.java
      HttpSessionBindingEvent.java
      HttpSessionBindingListener.java
      HttpSessionContext.java
      HttpUtils.java

Package sun.servlet (not redistributable as source / modifiable)

      ServletConnection.java
      ServletLoader.java

Package sun.servlet.http (not redistributable as source/modifiable)

     CacheControlHeader.java
     HttpDate.jave
     HttpInputStream.java
     HttpOutputStream.java
     HttpRequest.java
     HttpRequestLine.java
     HttpRequestListener.java
     HttpResponse.java
     HttpServer.java
     HttpServerHandler.java
     HttpServletConfig.java
     HttpSessionImpl.java
     HttpWriter.java
     InvalidRequestException.java
     MessageBytes.java
     MessageString.java
     MimeHeaderField.java
     MimeHeaders.java
     SessionContextImpl.java

Package sun.servlet.util (not redistributable as source/modifiable)

     Ascii.java
     Pool.java
     Queue.java
     QueueEmptyException.java
     QueueFullException.java

Sources are provided for a Unix Shell script and Win32 exe to launch the servletrunner. These files are modifiable.

B.   Documentation

Source documentation is provided in the form of README.source's in the top directory. User documentation is provided in the form of a README and a servlet_tutorial.html file. The README and servlet_tutorial should not be modified and should be distributed with the final distribution.

II.  FIELD(S) OF USE AND PRODUCT LIST:

Field of Use: For bundling within VisualCafe Enterprise Suite only

Products: VisualCafe Enterprise Suite

                               Agreement Amending
                 Technology License and Distribution Agreement
                                    Between
                SUN MICROSYSTEMS, INC. and SYMANTEC CORPORATION


This Agreement ("Agreement") is made and entered into by and between SUN MICROSYSTEMS, INC. ("Sun") and SYMANTEC CORPORATION ("Symantec") this 9th day of September, 1999

Symantec and Sun entered into: (i) a Technology License and Distribution Agreement dated December 11, 1995, as amended (the "TLDA"); and (ii) a letter agreement dated March 28, 1997 granting Sun the right to distribute Symantec's Just-in-Time Compiler (the "Letter Agreement"); and

The parties hereto desire to amend the TLDA and the Letter Agreement on the terms and conditions noted herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The capitalized terms used and not otherwise defined in this Agreement shall have the same meaning as defined in the TLDA.

     2. The TLDA is hereby amended to provide that Symantec shall have for the term of the TLDA, a worldwide, non-exclusive, non-transferable right and license with respect to the Java Applet Environment Version 1.2 and Upgrades thereto (collectively, the "JAE"), to: access, use [*] the source code of the Shared Part of the Java Runtime Interpreter, while maintaining compatibility as provided in Section 2.4 of the TLDA, for the purposes of improving the performance of the JAE (the "Improved JAE") and integrating the Improved JAE into Products; (ii) distribute Products in binary code form containing the Improved JAE in accordance with the terms of Section 2.2 a and b of the TLDA; (iii) sublicense the Improved JAE in source code form, in accordance with Sections 2.1(b)(iii) and 2.1(d) of the TLDA; and (iv) sublicense the Improved JAE in source code form to Sun's other commercial source code licensees of the JAE for the sole purpose of integrating the Improved JAE into such licensees' products pursuant to the terms of their respective commercial JAE source code licenses with Sun.

     3. The Letter Agreement is amended to clarify that, effective as of December 1, 1998, Sun has a perpetual, worldwide, non-exclusive, non-transferable right and license, in accordance with Paragraph 4 of the Letter Agreement, to: (i) distribute and sublicense Version 3.0 of Symantec's Just-in-Time Compiler (and any updates thereto; e.g., Versions 3.x.x) in binary form; and (ii) access and modify the source code of Version 3.0 of Symantec's Just-in-Time Compiler (and any updates thereto).

     4. Sun acknowledges that: (i) Symantec intends to spinout its Internet Tools Group as a separate company (the "Spinout"); and (ii) in connection therewith, Symantec desires to transfer to the Spinout all of Symantec's rights and obligations under the TLDA, Letter Agreement and this Agreement. Sun agrees that if the Spinout is created within 12 months of the date of this Agreement, Sun shall consent to a one


* Confidential treatment requested for redacted portion which has been filed separately with the Securities and Exchange Commission.

          time assignment to and assumption by the Spinout of all rights and obligations of Symantec under the TLDA, the Letter Agreement and this Agreement, provided that the Spinout will not be directly or indirectly owned or controlled by [*], or any entity directly or indirectly owned or controlled by any of the forgoing companies, their parents, subsidiaries, successors or assigns, at or prior to the time of such assignment. The parties acknowledge and agree that Sun's consent to the assignment of the TLDA to Spinout shall not affect any subsequent assignment of the TLDA. Any such subsequent assignment or change of control shall be governed by Section 11.9 of the TLDA. In the event of a breach of this covenant, then the TLDA, the Letter Agreement and this Agreement, with the exception of Sun's license to Version 3.0 of the Just-in-Time Compiler, shall automatically terminate. Any fees or royalties owing to Sun at the time of such termination shall become immediately due for payment. The parties agree that, effective upon any such assignment, the Spinout will be bound by and will assume and discharge all obligations of Symantec under the TLDA, the Letter Agreement and this Agreement. Sun hereby acknowledges and agrees that any transfer of rights in the Vector Product(s) to the Spinout shall not be deemed a transfer to a third party for purposes of Exhibit C of the TLDA, provided that Spinout obtains substantially all of Symantec's rights in the Vector Product(s) in connection with such transfer.

     5. Symantec agrees to provide a written statement indicating Products sold, on a quarterly basis, pursuant to Section 4.1 of the TLDA whether or not royalties are due. In addition, within 30 days after the effective date of this Agreement, Symantec shall deliver to Sun a full accounting of all royalties specified in Exhibit C of the TLDA previously credited against the [*] royalty buy-out specified therein as well as the [*] annual credit against royalties for the Symantec's Just-in-time Compiler specified in the Letter Agreement.

     6. This Agreement may be executed in counterpart originals. Except as modified herein, the TDLA and the Letter Agreement remain in full force and effect and unmodified.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date first written above.

SUN MICROSYSTEMS, INC.                     SYMANTEC CORPORATION

By  /s/ [Signature Illegible]              By  /s/ [Signature Illegible]
   ----------------------------------         ----------------------------------

Title Interim VP/GM Java Software          Title VP, Internet Tools
      -------------------------------            -------------------------------


* Confidential treatment requested for redacted portion which has been filed separately with the Securities and Exchange Commission.